Exhibit 2.1a

                               Exhibit A-1
                               Rubicon, Inc.
                            List of Shareholders


                                           Number of Hi-Tech
                       Number of Rubicon  Shares to be Received
Name of Shareholder      Shares Owned        In Exchange         Signature


Berger enterprises, FLP     820               29,520,000                /s/

Richard J. Linder            80                2,880,000                /s/

Steven A. Berger             60                2,160,000                /s/

Mike Varney                  40                1,440,000                /s/
                        -------               ----------
     Total Shares         1,000               36,000,000
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